Exhibit 10.5

EXECUTION VERSION

OPTION AGREEMENT

This Option Agreement (this “Agreement”), is made and entered into as of July 12, 2013 (the “Effective Date”), by and among Colt’s Manufacturing Company LLC, a Delaware limited liability company (“Optionholder”), Colt Archive Properties LLC, a Delaware limited liability company (the "Company"), Donald E. Zilkha (“Zilkha”) and John P. Rigas (“Rigas” and, together with Zilkha, the “Owners”).

WHEREAS, the Owners together hold 100% of the membership interests in the Company (the “Interests”); and

WHEREAS, the Owners desire to grant to Optionholder, and Optionholder desires to receive from the Owners, an option to purchase the Interests, in accordance with the terms and conditions hereof.

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

Article 1
Grant of Option

1.1           Grant of Option.  The Owners hereby grant to Optionholder an option to purchase (the “Option”) the Interests for the Purchase Price (as defined herein) during the Option Period (as defined herein), upon sixty (60) days prior written notice to the Owners thereof, and in accordance with the additional terms and conditions contained herein.

1.2           Purchase Price.  The purchase price for the Interests, in the aggregate (the “Purchase Price”), shall be equal to (i) $5,000,000 or (ii) if the product of (x) 11.1 and (y) the LTM Pre-Tax Revenues of the Company (the “Product”) is greater than $5,000,000, the sum of $5,000,000 plus 50% of the amount by which the Product exceeds $5,000,000.  For purposes of the foregoing, “LTM Pre-Tax Revenues of the Company” shall mean an amount equal to the aggregate revenues of the Company as reflected on the Company’s monthly financial statements for the twelve months immediately preceding the date of calculation; in any case before giving effect to any taxes payable by the Company or the Owners.

Article 2
Option Terms

2.1           Option Period.  Purchaser may exercise the Option at any time from and after the date hereof until 5:00 p.m. EST on July 9, 2015 (the “Option Period”), at which time the Option shall terminate.

2.2           Termination; Exercise.   Optionholder may terminate this Agreement at any time for any reason or no reason upon sixty (60) days prior written notice to the Owners.  Optionholder may exercise the Option by providing the Owners with written notice of such exercise at any time during the Option Period.   If the Option is not exercised by Optionholder during the Option Period, then this Agreement shall be null and void and of no further force and effect.

2.3           Closing.  The closing of the purchase of the Interests as contemplated hereunder and payment of the Purchase Price (the “Closing”) shall take place at a time, place and date designated by Optionholder by written notice to the Owners not less than thirty (30) days prior to said Closing, and which date for the Closing shall be not more than sixty (60) days after the date of the exercise of the Option by Optionholder, which 60-day period shall be extended, if delay in Closing occurs as a result of material acts or omissions of the Owners, by any such delayed period (the “Conclusion Date”).  In the event that the Closing does not occur by the Conclusion Date, this Agreement shall immediately terminate.

 Article 3
Representations and Warranties

3.1           Optionholder.  Optionholder hereby represents and warrants to the Company and the Owners as follows:

(a) Corporate Organization.  Optionholder is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Delaware.  Optionholder has all necessary power and authority to operate its business, and Optionholder holds all permits, licenses, orders and approvals of all federal, state and local governmental or regulatory bodies necessary and required therefor.

(b) Authority for Transaction.  The execution and delivery of this Agreement by Optionholder, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action of Optionholder.  This Agreement is the legal, valid and binding obligation of Optionholder, enforceable against Optionholder in accordance with its terms.  Neither the execution and delivery of this Agreement by Optionholder, nor the performance by Optionholder of its obligations hereunder, will violate Optionholder’s certificate of formation or limited liability company operating agreement or will result in a violation or breach of, or constitute a default under, any indenture, mortgage, deed of trust or other contract, license or other agreement to which Optionholder is a party or by which it is bound, or of any provision of any federal or state judgment, writ, decree, order, statute, rule, or governmental regulation applicable to Optionholder.

(c) No Governmental Consent.  No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Optionholder in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.2           Owners.  Each of the Owners, severally, and not jointly and severally, hereby represents and warrants to Optionholder as follows:

(a)           Enforceability.   This Agreement is the legal, valid and binding obligation of the Owner, enforceable against the Owner in accordance with its terms.  Neither the execution and delivery of this Agreement by the Owner, nor the performance by the Owner of its obligations hereunder, will violate nor will result in a violation or breach of, or constitute a default under, any indenture, mortgage, deed of trust or other contract, license or other agreement to which the Owner is a party or by which it or its assets is bound, or of any provision of any federal or state judgment, writ, decree, order, statute, rule, or governmental regulation applicable to the Owner.

Section 1.2. (b)           Ownership, Power to Transfer.  Owner is the beneficial and legal owner of the Interests set forth next to such Owner’s name on Schedule A hereto, free and clear of all liens, encumbrances and restrictions and apart from any restrictions on transfer as provided in this Agreement, in the limited liability company operating agreement of the Company and any restrictions on transfer imposed under applicable securities laws, and such Interests may be sold, transferred, assigned and conveyed by the Owner to Optionholder as called for in this Agreement without such sale, transfer, assignment and conveyance constituting a breach or default by the Owner of any provisions of any agreement or covenant by which Owner is bound.

Article 4
Miscellaneous

4.1 Further Assurances.  Each party shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

4.2 Headings.  Titles and headings to sections and subsections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

4.3 Expenses.  Except as otherwise provided herein, each party will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel, accountants, advisors and consultants.

4.4 Assignment.  No party shall, without the prior written consent of the other party, assign or otherwise transfer, by operation of law or otherwise, this Agreement or the rights and obligations hereunder, and any attempt to assign or otherwise transfer this Agreement or the rights or obligations hereunder other than in accordance with the provisions of this Section shall be void and of no effect.  Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

4.5 Notices.  All notices, demands or consents required or permitted under this Agreement shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

(a)	if to Optionholder:

Colt’s Manufacturing Company LLC
545 New Park Avenue
West Hartford, CT 06110
Attn:  Chief Executive Officer

with a copy (which shall not constitute notice) to:

Sciens Capital Management LLC
667 Madison Avenue
New York, NY  10065
Attn:  Chief Legal Officer

(b)	if to the Company:

Colt Archive Properties LLC
c/o Zilkha Investments, L.P.
152 West 57th Street, 37th Floor
New York, NY 10019
Attention:  Donald E. Zilkha

with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, NY 10017
Attention:  Brian Platton, Esq.

with a copy (which shall not constitute notice) to:

Sciens Capital Management LLC
667 Madison Avenue
New York, NY  10065
Attn:  Chief Legal Officer

(c)	if to the Owners:

Donald E. Zilkha
152 West 57th Street, 37th Floor
New York, NY 10019
Donald E. Zilkha

with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, NY 10017
Attention:  Brian Platton, Esq.

John Rigas
c/o Sciens Capital Management LLC
667 Madison Avenue
New York, NY  10065

4.6 Entire Agreement.  This Agreement (including any exhibits) constitutes the entire agreement and understanding between the parties with respect to the Option and other obligations of the parties set forth herein, superseding and replacing any and all prior agreements, communications, and understandings (both written and oral) regarding the subject matter hereof.

4.7 Amendment; Waiver.  No term or provision of this Agreement may be amended or supplemented except by a writing signed by each of the parties clearly stating the parties’ intention to amend or supplement this Agreement.  No term or provision of this Agreement may be waived other than by a writing signed by the party to be bound by such waiver.  No waiver by a party of any breach of this Agreement will be deemed to constitute a waiver of any other breach or any succeeding breach.

4.8 No Third Party Beneficiaries.  Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or to give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

4.9 Execution in Counterparts.  For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The parties agree that the delivery of this Agreement may be effected by means of an exchange by facsimile or other electronic methods.

4.10 Force Majeure.  Except with respect to payment obligations, no party hereto will be deemed in default if its performance or obligations hereunder are delayed or become impractical by reason of any act of God, war, fire, earthquake, labor dispute, civil commotion, epidemic, act of government or governmental agency or officers, or any other cause beyond such party’s control; provided that the delayed party promptly notifies the other party of such force majeure event and uses all commercially reasonable efforts to resume performance as soon as possible.

4.11 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to its conflict of laws provisions. Any and all disputes or claims arising in connection herewith shall be resolved by a court of competent jurisdiction within the State of Connecticut.  By executing this Agreement, each party submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Connecticut, and the venue of the U.S. District Court for the State of Connecticut.

4.12 Severability.  If any provision of this Agreement is for any reason and to any extent deemed to be invalid or unenforceable, then such provision shall not be voided but rather shall be enforced to the maximum extent then permissible under applicable law and so as to reasonably effect the intent of the parties hereto, and the remainder of this Agreement will remain in full force and effect.

4.13 Remedies Non-exclusive.  Except as otherwise set forth herein, any remedy provided for in this Agreement is deemed cumulative with, and not exclusive of, any other remedy provided for in this Agreement or otherwise available at law or in equity.  The exercise by a party of any remedy shall not preclude the exercise by such party of any other remedy.

4.14 Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof and that each party shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

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IN WITNESS WHEREOF, this Option Agreement has been duly executed and delivered by a duly authorized representative of each of the parties as of the date first set forth above.

OPTIONHOLDER:

COLT’S MANUFACTURING COMPANY LLC

By:  /s/ Dennis Veilleux
       Name:  Dennis Veilleux
       Title:     President/CEO

COMPANY:

COLT ARCHIVE PROPERTIES LLC

By:  /s/ John P. Rigas
       Name:  John P. Rigas
       Title:     Manager

By:  /s/ Donald E. Zilkha
        Name:  Donald E. Zilkha
       Title:      Member

OWNERS:

/s/ John P. Rigas
John P. Rigas

/s/ Donald E. Zilkha
Donald E. Zilkha

[Signature Page to Colt Archive Option Agreement]

SCHEDULE A

Schedule of Membership Interests in Colt Archive Properties LLC

Name	Percentage

John P. Rigas	50.0%

Donald E. Zilkha	50.0%